INFORMATION IN THIS EXHIBIT IDENTIFIED BY [****] IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(iv) OF REGULATION S-K BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED

SUPPLEMENTAL AGREEMENT NO. GOT-PA-3780-SA-15

to

Purchase Agreement No. PA-3780 between

THE BOEING COMPANY

and GAC Inc.

Relating to Boeing Model [****] Aircraft

THIS SUPPLEMENTAL AGREEMENT is made between THE BOEING

COMPANY, a Delaware corporation (Boeing), and GAC Inc., a company organized under the laws of the Cayman Island (Customer);

Customer and Boeing entered into Purchase Agreement No. PA-3780, dated October 01, 2012 as amended, and supplemented, (Purchase Agreement) relating to the purchase and sale of Boeing Model [****] (the [***] Aircraft) and [****] (the [****] Aircraft) (collectively and individually Aircraft); and this Supplemental Agreement No. 15 (SA-15) is an amendment to and is incorporated into the Purchase Agreement:

WHEREAS, Customer and Boeing wish to amend the Purchase Agreement for the acceleration of [****] Boeing Model [****] Aircraft ([****] Aircraft) summarized as follows:

Current Delivery Month	Revised Delivery Month
[****]	[****]
[****]	[****]
[****]	[****]

NOW, THEREFORE, the parties agree that the Purchase Agreement is amended as set forth below and otherwise agree as follows:

GOT-PA-3780-SA-15		Page1
BOEING PROPRIETARY

1.	Table of Contents.

Remove and replace, in its entirety, the current Table of Contents with the new Table of Contents (attached hereto), to reflect the incorporation of this SA-15 into the Purchase Agreement.

2.	Tables.

2.1           Table [****][****] Aircraft Delivery, Description, Price and Advance Payments is deleted in its entirety and replaced with a new Table [****], [****] Aircraft Delivery, Description, Price and Advance Payments attached hereto to reflect [****].

3.	Miscellaneous.

3.1           The Purchase Agreement is amended as set forth above, and all other terms and conditions of the Purchase Agreement remain unchanged and are in full force and effect. Any Tables of Contents, Tables, Supplemental Exhibits, Letter Agreements or other documents that are listed in the Sections above are incorporated into this SA-15 by this reference.

3.2           This SA-15 will become effective upon execution and receipt by both Parties on or before January 28, 2022, after which date this SA-15 will be null and void and have no force or effect.

AGREED AND ACCEPTED this

January 28, 2022

Date

THE BOEING COMPANY

Signature

GAC INC

 Signature                                                                       Signature

[****]

Printed name                                                                 Printed name

Title                                                                                       Title

GOT-PA-3780-SA-15		Page2
BOEING PROPRIETARY

TABLE OF CONTENTS
SUPPLEMENTAL AGREEMENT NUMBER 15
ARTICLES
Article 1.	Quantity, Model and Description
Article 2.	Delivery Schedule
Article 3.	Price
Article 4.	Payment
Article 5.	Additional Terms
TABLE
[****]	[****]Aircraft Information Table	SA-13
[****]	[****]Aircraft Information Table	SA-15
[****]	[****]Aircraft Information Table	SA-13
[****]	[****]Aircraft Information Table	SA-14
EXHIBIT
A	[****]Aircraft Configuration	SA-9
A2	[****]Aircraft Configuration	SA-10
A3	[****]Aircraft Configuration	SA-13
A4	[****]Aircraft Configuration	SA-13
A5	[****]Aircraft Configuration	SA-13
A6	[****]Aircraft Configuration	SA-13
A7	[****] Aircraft Configuration	SA-13
A8	[****]Aircraft Configuration	SA-13
B	Aircraft Delivery Requirements and Responsibilities
SUPPLEMENTAL EXHIBITS
AE1.	Escalation Adjustment/Airframe and Optional Features
BFE1.	BFE Variables	SA-8
CS1.	Customer Support Variables	SA-9
EE1.	Engine Escalation/Engine Warranty and Patent Indemnity
SLP1.	Service Life Policy Components

LETTER AGREEMENTS		SA Number
GOT-PA-3780-LA-1207832	Loading of Customer Software
GOT-PA-3780-LA-1207833	Spare Parts Initial Provisioning
GOT-PA-3780-LA-1207834	Purchase Rights
GOT-PA-3780-LA-1207835R1	[****] Substitution of Model [****] into	SA-7
GOT-PA-3780-LA-1207836R4	Model [****] Aircraft Advance Payments Matters	SA-13
GOT-PA-3780-LA-1207838R1	Promotional Support	SA-3
GOT-PA-3780-LA-1207737R4	Special Matters	SA-13
GOT-PA-3780-LA-1207734R1	Liquidated Damages Non Excusable Delay	SA-3
GOT-PA-3780-LA-1207839	Demonstration Flight Waiver
GOT-PA-3780-LA-1207840R4	[****] Banded Fixed Escalation Program	SA-10
GOT-PA-3780-SA-15		Page3
BOEING PROPRIETARY

GOT-PA-3780-LA-1207841 GOT-PA-3780-LA-1207842R1	Boeing Purchase of Buyer Furnished Equipment Open Matters	SA-10
GOT-PA-3780-LA-1207845	AGTA Matters
~~GOT-PA-3780-LA-1207848R5~~	[****] ~~Positions~~	SA-13
GOT-PA-3780-LA-1207735R2 GOT-PA-3780-LA-1207830	Performance Matters [****] Maintenance Cost Guarantee [****]
GOT-PA-3780-LA-1207847	Aircraft Schedule Reliability Program
GOT-PA-3780-LA-1501790R1	Table [****] Substitution of Model [****] into	SA-7
GOT-PA-3780-LA-1600544	Model [****] Aircraft Other Payment Matters	SA-10
GOT-PA-3780-LA-1701805	Seller Purchased Equipment	SA-9
GOT-PA-3780-LA-1804583	[****] Performance Guarantees	SA-10
GOT-PA-3780-LA-1804642R1	Major Model Substitution	SA-13
GOT-PA-3780-LA-1804661	Used Aircraft Purchase by Boeing	SA-10
GOT-PA-3780-LA-1804029	[****] Cap and Share Escalation Program	SA-10
GOT-PA-3780-LA-1804679	Aircraft Model Substitution [****] to [****]	SA-10
GOT-PA-3780-LA-1804682	Substitution of Model [****]	SA-10
GOT-PA-3780-LA-2102847	Special Matters - Remarket Aircraft	SA-13
GOT-PA-3780-LA-2103050	Accommodations Agreement Matters	SA-13
GOT-PA-3780-SA-15		Page4
BOEING PROPRIETARY

RECORD OF SUPPLEMENTAL AGREEMENTS

SA-1	1	October	2012
SA-2	4	November	2013
SA-3	2	October	2015
SA-4	2	October	2015
SA-5	6	November	2015
SA-6		Not used	2016
SA-7	19	April	2016
SA-8	5	December	2016
SA-9	22	January	2017
SA-10	12	September	2018
SA-11	21	November	2018
SA-12	23	September	2019
SA-13	31	July	2021
SA-14	10	Nov	2021
SA-15	28	January	2022
GOT-PA-3780-SA-15		Page5
BOEING PROPRIETARY

Table 1-1R1 To Purchase Agreement No. PA-03780 Aircraft Delivery, Description, Price and Advance Payments

[****]

GOT-PA-03780 114489-1F.txt		SA-15
	Boeing Proprietary	Page 1

Table 1-1R1 To Purchase Agreement No. PA-03780 Aircraft Delivery, Description, Price and Advance Payments

[****]

Total: 98

Boeing Proprietary

SA-15